Exhibit 99.2

Alliance One International, Inc.

$150,000,000

8  1/2 % Senior Notes due 2012

that have been registered under the

Securities Act of 1933

for all outstanding unregistered 8  1/2 % Senior Notes due 2012

TO REGISTERED HOLDERS AND DEPOSITORY TRUST COMPANY PARTICIPANTS:

Alliance One International, Inc. (the “Issuer”) is offering to exchange, upon and subject to the terms and conditions set forth in the enclosed prospectus, dated                  , 2007 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), up to $150,000,000 in aggregate principal amount of 8  1/2%% Senior Notes due 2012, which have been registered under the Securities Act of 1933 (the “New Senior Notes”), for up to $150,000,000 in aggregate principal amount of its outstanding 8  1/2 % Senior Notes due 2012 (the “Senior Notes”).

The exchange offers are being made in order to satisfy certain of the Issuer’s obligations contained in the Registration Rights Agreement dated as of March 7, 2007, between the Issuer and Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., and ING Bank, N.V., London Branch (the “Initial Purchasers”).

In connection with the exchange offers, we are requesting that you contact your clients for whom you hold outstanding notes registered in your name or in the name of your nominee, or who hold outstanding notes registered in their own names. The Issuer and the Initial Purchasers will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the exchange offers. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the exchange offers. You will be responsible for the payment of transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offers.

For your information and for forwarding to your clients, we are enclosing the following documents:

1.	The Prospectus dated , 2007;

2.	A Letter of Transmittal for your use and for the information of your clients;

3.	A form of Notice of Guaranteed Delivery; and

4.	A form of letter which may be sent to your clients for whose account you hold outstanding notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offers.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2007 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE ISSUER (IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFERS ARE EXTENDED). THE OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To participate in the exchange offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the outstanding notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

If holders of outstanding notes wish to tender, but it is impracticable for them to forward their certificates for outstanding notes prior to the expiration of the exchange offers or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

Any inquiries you may have with respect to the exchange offers, or requests for additional copies of the enclosed materials, should be directed to the exchange agent for the outstanding notes, at its address and telephone number set forth in the Prospectus.

Very truly yours,

ALLIANCE ONE INTERNATIONAL, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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